UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2004

THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 943-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. Creation of a Direct Financial Obligation.

The Lubrizol Corporation (the “Company”), entered into a Credit Agreement dated as of August 24, 2004 among the Company, the Initial Lenders named therein, Citigroup Global Markets Inc. and KeyBanc Capital Markets, as co-lead arrangers and co-bookrunners, KeyBank National Association and ABN Amro Bank N.V., as co-syndication agents, Wachovia Bank, National Association, as documentation agent, and Citicorp North America, Inc., as agent (the “Credit Agreement”). Pursuant to the Credit Agreement, on September 28, 2004, the Company borrowed $575,000,000 under an unsecured amortizing term note. The Company and designated subsidiaries (the “Borrowers”) have not drawn on the $500,000,000 five-year unsecured revolving credit facility under the Credit Agreement at this time. Each of the Company’s direct and indirect domestic subsidiaries have unconditionally guaranteed all obligations of the Borrowers under the Credit Agreement.

The Borrowers must pay interest no less frequently than quarterly on the revolving credit facility and term note. The interest rate for base rate advances will be based on a fluctuating rate equal to Citibank N.A.’s base rate plus the Applicable Margin (as defined in the Credit Agreement). The interest rate for Eurodollar rate advances will be based on a periodic fixed rate equal to LIBOR plus the Applicable Margin. The Borrowers must repay the term note in quarterly installments of $14,375,000 each, commencing on March 31, 2005 and with the final payment due on August 24, 2009. The Borrowers must repay advances under the revolving credit facility by August 24, 2009. Advances under the revolving credit facility and the term note may be prepaid without penalty. In certain asset sales or other dispositions, the Borrowers will be required to prepay an aggregate principal amount of the term note advances equal to the net cash proceeds from such sale or other dispositions.

So long as any borrowings remain unpaid, any letters of credit remain outstanding or any lender has any commitment pursuant to the Credit Agreement, the Company must maintain (1) a ratio of consolidated debt to consolidated EBITDA (as defined in the Credit Agreement) for the period of twelve months most recently ended on or prior to the last day of each fiscal quarter set forth below of not greater than the ratio set forth opposite such period:

Fiscal Quarter Ending	Ratio
September 30, 2004	4.75 to 1
December 31, 2004	4.50 to 1
March 31, 2005	4.25 to 1
June 30, 2005	4.25 to 1
September 31, 2005	4.00 to 1
December 31, 2005	3.75 to 1
Each fiscal quarter ending after December 31, 2005	3.50 to 1

and (2) a ratio of consolidated EBITDA for the period of four quarters most recently ended to interest payable on, and amortization of debt discount in respect of, all debt of the Company and its subsidiaries of not less than 3.50 to 1.00.

If any events of default (as defined in the Credit Agreement) have occurred and are continuing, then the Agent may terminate the commitments and declare that all advances and other monies borrowed are due and payable by the Borrowers.

ITEM 8.01. Other Events.

On September 28, 2004, the Company issued 13,400,000 of its common shares and sold $400,000,000 aggregate principal amount of 4.625% senior notes due 2009, $450,000,000 aggregate principal amount of 5.5% senior notes due 2014 and $300,000,000 aggregate principal amount of 6.5% debentures due 2034 pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.

In connection with the offering of the notes and debentures noted above, the Company amended and restated its Indenture dated June 1, 1995 governing its 7.25% debentures due 2025 (the “7.25% debentures”) through the execution of an Amended and Restated Indenture dated September 28, 2004 (the “Amended and Restated 1995 Indenture”) by and among the Company, all of the Company’s wholly owned direct and indirect domestic subsidiaries, as guarantors (the “Guarantors”), and J.P. Morgan Trust Company, National Association, as successor trustee (the “Trustee”). In addition, the Company amended and restated its Indenture dated November 25, 1998 governing its 5.875% notes due 2008 (the “5.875% notes”) through the execution of an Amended and Restated Indenture dated September 28, 2004 (the “Amended and Restated 1998 Indenture”) by and among the Company, the Guarantors and the Trustee.

The Amended and Restated 1995 Indenture and the Amended and Restated 1998 Indenture adds the guarantees, on an unsecured and unsubordinated basis, of the Company’s obligations under the 7.25% debentures and 5.875% notes, respectively, by each of the Guarantors. Each of the Amended and Restated 1995 Indenture and Amended and Restated 1998 Indenture also includes provisions that, among other things:

•	require each of the Company’s wholly owned direct and indirect domestic subsidiaries that at any time guarantee any of the Company’s indebtedness to guarantee the 5.875% notes or 7.25% debentures, as the case may be; and

•	restrict the subsidiary guarantors from effecting any merger, consolidation or sale of all or substantially all of their respective assets (other than to the Company or another guarantor or, in the case of foreign assets, any of the Company’s subsidiaries) unless the subsidiary guarantor is the surviving corporation in the merger or consolidation or the successor in any such transaction assumes the obligations of the subsidiary guarantor under the 5.875% notes or 7.25% debentures, as the case may be.

The execution of the Amended and Restated 1995 Indenture did not require the consent of the holders of the 7.25% debentures and the Amended and Restated 1998 Indenture did not require the consent of the holders of the 5.875% notes.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed herewith:

10.1	Credit Agreement dated as of August 24, 2004 among the Company, the Initial Lenders named therein, Citigroup Global Markets Inc. and KeyBanc Capital Markets, as co-lead arrangers and co-bookrunners, KeyBank National Association and ABN Amro Bank N.V., as co-syndication agents, Wachovia Bank, National Association, as documentation agent, and Citicorp North America, Inc., as agent (incorporated by reference to Exhibit 10.1 of the Form 8-K of The Lubrizol Corporation filed with the SEC on August 30, 2004).

99.1	Amended and Restated Indenture dated September 28, 2004 (originally dated June 1, 1995) by and among the Company, all of the Company’s wholly owned direct and indirect domestic subsidiaries, as guarantors, and J.P. Morgan Trust Company, National Association, as successor trustee.

99.2	Amended and Restated Indenture dated September 28, 2004 (originally dated November 25, 1998) by and among the Company, all of the Company’s wholly owned direct and indirect domestic subsidiaries, as guarantors, and J.P. Morgan Trust Company, National Association, as successor trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION
Date September 29, 2004
	By:	/s/ Leslie M. Reynolds
	Name:	Leslie M. Reynolds
	Title:	Corporate Secretary and Counsel

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